Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

Set forth below are certain subsidiaries of
E. I. du Pont de Nemours and Company

Name	Organized Under Laws Of
Belco Technologies Corporation	Delaware
DPC (Luxembourg) SARL	Luxembourg
DPNL BV	The Netherlands
Du Pont (Australia) PTY LTD.	Australia
Du Pont Agricultural Chemicals Ltd., Shanghai	China
Du Pont China Limited (US)	Delaware
Du Pont de Nemours (Belgium) BVBA	Belgium
Du Pont de Nemours Italiana S.r.l.	Italy
Du Pont Feedstocks Company	Delaware
DuPont (China) Research & Development and Management Co., Ltd.	China
DuPont (Korea) Inc.	Korea
DuPont (Thailand) Limited	Thailand
DuPont (U.K.) Industrial Limited	United Kingdom
DuPont (U.K.) Limited	United Kingdom
DuPont (U.K.) Ltd.	United Kingdom
DuPont Acquisition (Luxembourg) S.a.r.l.	Luxembourg
DuPont Acquisition, LLC	Delaware
DuPont Apollo (Shenzhen) Limited	China
DuPont Argentina S.R.L.	Argentina
DuPont Asturias, S.L.	Spain
DuPont Belgium North America Finance Company	Belgium
DuPont BVco BV	The Netherlands
DuPont Capital Management Corporation	Delaware
DuPont Chemical and Energy Operations, Inc.	Delaware
DuPont China Holding Company Ltd.	China
DuPont China Limited	Hong Kong
DuPont Company (Singapore) Pte Ltd.	Singapore
DuPont Contern (Luxembourg) SARL	Luxembourg
DuPont Coordination Center N.V.	Belgium
DuPont DACI Beteiligungs-GmbH	Austria
DuPont de Nemours (Deutschland) GmbH	Germany
DuPont de Nemours (France) S.A.S.	France
DuPont de Nemours (Luxembourg) S.a.r.l.	Luxembourg
DuPont de Nemours (Luxembourg) SARL	Luxembourg
DuPont de Nemours (Nederland) B.V.	The Netherlands
DuPont de Nemours Groupe SAS	France
DuPont de Nemours Holding Sarl (LLC)	Switzerland
DuPont de Nemours International S.a.r.l.	Switzerland
DuPont de Nemours International Sarl	Switzerland
DuPont Denmark Holding ApS	Denmark
DuPont Deutschland Holding GmbH & Co. KG	Germany
DuPont do Brasil S.A.	Brazil
DuPont Eastern Europe BV	The Netherlands
DuPont Electronic Polymers LP	Delaware
DuPont Electronics Microcircuits Industries, Ltd.	Bermuda
DuPont Energy Company, LLC	Delaware
DuPont Global Operations, Inc.	Delaware
DuPont Iberica, S.L.	Spain
DuPont International (Luxembourg) SCA	Luxembourg

DuPont International B.V.	The Netherlands
DuPont International Operations S.a r.l.	Switzerland
DuPont Kabushiki Kaisha	Japan
DuPont KGA B.V.	The Netherlands
DuPont Mexico S.A. de C.V.	Mexico
DuPont Nutrition Biosciences ApS	Denmark
DuPont Nutrition USA, Inc.	Delaware
DuPont Operations Worldwide, Inc.	Delaware
DuPont Operations, Inc.	Delaware
DuPont Products (Luxembourg) SARL	Luxembourg
DuPont Science (Luxembourg) S.a r.l.	Luxembourg
DuPont Solutions (Luxembourg) SARL	Luxembourg
DuPont Specialty Products Kabushiki Kaisha	Japan
DuPont Taiwan Limited	Taiwan
DuPont Technology (Luxembourg) S.a.r.l.	Luxembourg
DuPont Teijin Films China LTD.	Hong Kong
DuPont Trading (Shanghai) Co., Ltd.	China
DuPont Xingda Filaments Company Limited	China
E.I. DuPont Canada Company	Canada
E.I. DuPont Canada- Thetford Inc.	Canada
E.I. DuPont India Private Limited	India
EKC Technology, Inc.	California
FCC Acquisition Corporation	California
FMC Biopolymer AS	Norway
FMC Manufacturing Limited	Ireland
Hickory Holdings, Inc.	Delaware
Howson Algraphy BV	The Netherlands
MECS Inc.	Delaware
Pioneer Hi-Bred International, Inc.	Iowa
Shenzhen DuPont Performance Materials Investment Co., Ltd.	China
Solae L.L.C.	Delaware
SP EMEA Holding 7 B.V.	The Netherlands
SP Luxembourg, LLC	Delaware
Spruance Genco, LLC	Delaware

Subsidiaries not listed would not, if considered in the aggregate as a single subsidiary, constitute a significant subsidiary.